SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 1, 1997

                               AMERICASBANK CORP.
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             (Exact name of registrant as specified in its charter)

      Maryland                   000-22925                       52-1948980
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(State of incorporation)   (Commission File Number)           (I.R.S. Employer
                                                             Identification No.)


   3621 East Lombard Street
   Baltimore, Maryland                                            21224
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: 410 825-5580
                                                    ------------

                   515 East Joppa Road, Towson, Maryland 21286
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         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      As of December 1, 1997, AmericasBank Corp. (the "Registrant") purchased $2,150,000 of the capital stock of AmericasBank (the "Bank"), whereupon the Bank became a wholly-owned subsidiary of the Registrant, and the Bank consummated the transactions contemplated by the Branch Purchase and Assumption Agreement dated May 31, 1996, as amended, and the Loan Purchase and Assumption Agreement dated May 31, 1996, as amended (collectively, the "Agreements"), between the Bank and Rushmore Trust & Savings, FSB ("Rushmore"). The Agreements provided for the purchase by the Bank of certain assets and the assumption of certain deposit liabilities primarily related to Rushmore's Baltimore, Maryland branch office located at 3621 East Lombard Street, Baltimore, Maryland 21224 (the "Baltimore Branch"). The transactions contemplated by the Agreements are referred to herein as the "Acquisition." The Acquisition was initiated when Kenneth Pezzula, a director of the Registrant, and an organizer of the Bank, as well as a director of Rushmore, approached management of Rushmore to propose the sale of the Baltimore Branch to a group desiring to establish a new community bank. As of October 31, 1997, Mr. Pezzula resigned as a member of the Board of Directors of Rushmore.

      On August 7, 1997, the Registrant commenced an initial public offering (the "Offering") of its common stock, $0.01 par value per share (the "Common Stock"), pursuant to the Registrant's Registration Statement on Form SB-1 (No. 333-28881). Pursuant to the Registration Statement, the Registrant sought to issue and sell a minimum of 240,000 and a maximum of 300,000 shares of the Registrant's Common Stock at an offering price of $10.00 per share, primarily for the purpose of raising the funds necessary to capitalize the Bank.

      The Offering was terminated by the Registrant on November 30, 1997 because the Registrant had sold the maximum number of shares available in the Offering as of that date. The Registrant sold a total of 300,000 shares of Common Stock in the Offering, and received gross Offering proceeds of $3,000,000. As stated above, as of December 1, 1997, the Registrant purchased $2,150,000 of the capital stock of the Bank, and the Bank became a wholly owned subsidiary of the Registrant. The Bank obtained all necessary regulatory approvals to commence banking operations as of December 1, 1997.

      As stated above, the Acquisition closed as of December 1, 1997. At the closing, the Bank assumed deposits booked at the Baltimore Branch totaling approximately $7,680,000. The Bank acquired all of Rushmore's loans, including accrued interest and charges thereon, originated at the Baltimore Branch (the "Baltimore Branch Loans"), and certain of Rushmore's loans, including accrued interest and charges thereon, originated at Rushmore's Montgomery County, Maryland branch office (the "Montgomery County Loans"). At closing, the Baltimore Branch Loans and the Montgomery County Loans totaled approximately $6,504,000. In addition, at closing, the Bank acquired certain assets related to the operation of the Baltimore Branch (the "Baltimore Branch Assets"), which assets will be used by the Bank in its operations. The Baltimore Branch Assets included the Baltimore Branch's real property, building and improvements and all of the Baltimore Branch's fixtures, furnishings, equipment, furniture and other tangible personal property. The purchase price for the Baltimore Branch Assets totaled approximately $80,000. At closing, the Bank also paid Rushmore


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$50,000 for its agreement not to compete with the Bank, and a deposit premium of
3.5% of the Baltimore Branch Deposits (plus accrued interest) less $105,000, which totaled approximately $164,000. Finally, at closing, the Bank was given a credit for $120,000 in deposits that it had paid Rushmore through November 30, 1997.

      As a result of the transactions described above, the Bank received approximately $1,002,000 in cash from Rushmore as consideration for the net deposit liabilities assumed, less deposit premium.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)  Financial Statements of Businesses Acquired.

           As of the dated of this report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this item. Such required financial statements will be filed by amendment no later than 60 days after the date on which this report on Form 8-K must be filed.

      (b)  Pro Forma Financial Information.

           As of the dated of this report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this item. Such pro forma financial information will be filed by amendment no later than 60 days after the date on which this report on Form 8-K must be filed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICASBANK CORP.

Date: December 15, 1997                By:   /s/ J. Clarence Jameson, III
                                          -------------------------------
                                             J. Clarence Jameson, III,
                                             President and Chairman of
                                               the Board of Directors